UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):	May 24, 2016

              Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Hudson Global, Inc. (the “Company”) was held on May 24, 2016. At the Annual Meeting, the following matters were submitted to a vote of the stockholders of the Company:

The Company’s stockholders elected the following directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified. The final votes with respect to the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Alan L. Bazaar	23,999,392	693,064	5,693,565
Richard K. Coleman, Jr.	18,157,844	6,534,612	5,693,565
Jeffrey E. Eberwein	22,151,941	2,540,515	5,693,565
Ian V. Nash	24,031,957	660,499	5,693,565
Stephen A. Nolan	24,032,953	659,503	5,693,565

The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. The final vote with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

21,292,426	3,368,226	31,804	5,693,565

The Company’s stockholders ratified the appointment of KPMG LLP as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016. The final vote with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

30,341,536	31,223	13,262	0

The Company’s stockholders approved an amendment and restatement of the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan. The final vote with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

21,972,688	2,454,528	265,240	5,693,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: May 25, 2016	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer